Exhibit 4.11

Below is a list of the individuals that have signed note in Exhibit 4.1 along with the date the note was issued and the amount.

Name	Last Name	Note Amount	Date issued
Alberto and Laura	Cattabriga	20,000	2/3/2010
Alfred	Damus	10,000	2/3/2010
George	Ghawi	2,000	2/3/2010
Ken	West	25,000	3/10/2010
Brian	Levy	3,000	3/22/2010
Mario	Rivera	5,500	3/22/2010
Ricardo	Rivero	9,000	3/22/2010
Norman	Williams	5,000	3/22/2010
Armando	Cortina	5,000	3/25/2010
Glen	Falk	5,000	3/25/2010
Bill	Mills	5,000	3/25/2010
Norman	Wass	2,500	3/25/2010
Jon	Grossman	2,500	3/31/2010
Richard	Cole	50,000	4/1/2010
Henry	Amundson	5,000	4/5/2010
Mark	Bromson	100,000	4/5/2010
Carlos	Cruz	1,000	4/5/2010
Scott	Solomon	2,500	4/5/2010
Hugh	Quinn	75,000	4/6/2010
Jason	Becht	1,500	4/8/2010
Frank	Butaric	2,000	4/8/2010
George	Kolettis	100,000	4/8/2010
Christopher	Lopez	3,000	4/8/2010
Gilbert	Beauperthuy	30,000	4/14/2010
Robert	Dunne	50,000	4/14/2010
Stephan	Bess	25,000	4/15/2010
Lawrence	May	60,000	7/1/2010
Robert	Selner	40,000	7/6/2010
	TOTAL	644,500